UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2011

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of First American Financial Corporation (the “Company”) was held on May 17, 2011. Results of the voting at the meeting are set forth below.

Election of Class I Directors. The names of the persons who were nominated to serve as Class I directors of the Company to serve for a three-year term are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee. All Class I director nominees were elected.

Name of Class I Nominee	Votes For	Votes Withheld	Broker Non-Votes
James L. Doti	81,342,187	8,393,608	7,184,408
Michael D. McKee	81,095,861	8,639,934	7,184,408
Thomas V. McKernan	81,354,264	8,381,531	7,184,408
Virginia M. Ueberroth	81,310,622	8,425,173	7,184,408

Advisory Vote on Executive Compensation. At the meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with 85,618,599 votes for, 1,263,064 votes against, 2,854,132 votes abstaining and 7,184,408 broker non-votes.

Advisory Vote on Frequency of Executive Compensation Vote. The stockholders also determined, on an advisory basis, to recommend that the Company hold an advisory vote on executive compensation every year, with 73,750,670 votes for every year, 358,898 votes for every two years, 14,734,225 votes for every three years, 891,002 votes abstaining, and 7,185,408 broker non-votes. The Board of Directors has determined, consistent with its recommendation and the results of the advisory vote, to hold such a vote every year.

Ratification of Independent Public Accountants. At the meeting, the stockholders of the Company also voted to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011, with 96,335,314 votes for, 259,005 votes against, and 325,884 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 20, 2011	By:	/s/ KENNETH D. DEGIORGIO
Name: Kenneth D. DeGiorgio Title: Executive Vice President

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